UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2010

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Date of Report (Date of earliest event reported)

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PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

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Commission File Number 001-07572

Delaware (State or other jurisdiction of incorporation or organization)	13-1166910 (I.R.S. Employer Identification No.)

200 Madison Avenue

New York, New York  10016
(Address of principal executive offices, including zip code)

(212) 381-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On May 6, 2010, Phillips-Van Heusen Corporation (the “Company”) completed its previously-announced acquisition (the “Acquisition”) of Tommy Hilfiger B.V. and certain affiliated companies (collectively, “Tommy Hilfiger”) from funds affiliated with Apax Partners L.P. (“Apax”, and together with the other Tommy Hilfiger shareholders, the “TH Shareholders”), pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of March 15, 2010.  The consideration for the Acquisition consisted of €1.924 billion in cash and 8,223,841 shares of the Company’s common stock, par value $1.00 per share (the “Company Common Stock”), as well as the assumption by the Company of €100 million in liabilities of Tommy Hilfiger.  The terms of the Purchase Agreement were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010 and the description of the Purchase Agreement is incorporated herein by reference.

New Senior Secured Credit Facilities

On May 6, 2010, the Company entered into a new senior secured credit facility, which consists of a Euro-denominated term loan A facility, a United States Dollar-denominated term loan A facility, a Euro-denominated term loan B facility, a United States Dollar-denominated term loan B facility, a United States Dollar-denominated revolving credit facility and two multi-currency (one United States Dollar and Canadian Dollar, and the other Euro, Yen and Pounds Sterling) revolving credit facilities (the “New Credit Facility”).  The Company is the borrower under the United States Dollar-denominated term loan facilities and two of the revolving credit facilities.  Tommy Hilfiger B.V. (the “Dutch Borrower”) is the borrower under the Euro-denominated term loan facilities and the other revolving credit facility.  The Company used the net proceeds from borrowings under the term loan facilities to refinance certain outstanding indebtedness of the Company and its subsidiaries, to fund the Acquisition and to pay fees and expenses incurred in connection with the Acquisition.  The proceeds of the revolving credit facilities may be used for working capital or general corporate purposes.

The New Credit Facility provides for borrowings equal to an aggregate of $2.35 billion (based on the Euro to Dollar exchange rate in effect on May 6, 2010), consisting of (a) an aggregate of $1.9 billion of term loan facilities, which has been borrowed in full, and (b) $450 million of revolving credit facilities, which was not drawn upon as of May 6, 2010 but includes amounts available for letters of credit, of which approximately $212 million were outstanding on May 6, 2010.  A portion of two of the revolving credit facilities is also available for the making of swingline loans.  The issuance of such letters of credit and the making of any swingline loan reduces the amount available under the applicable revolving credit facility.  The Company, at its option at any time, may add one or more term loan facilities or increase the commitments under the revolving credit facilities in an aggregate amount up to $250 million so long as certain conditions are satisfied.  The lenders under the New Credit Facility are not required to provide commitments with respect to such additional facilities or increased commitments.

Obligations of the Company under the New Credit Facility are guaranteed by substantially all of the Company’s existing and future direct and indirect United States subsidiaries, with certain customary or agreed-upon exceptions.  Obligations of the Dutch Borrower under the New Credit Facility are guaranteed by the Company and substantially all of its existing and future direct and indirect United States subsidiaries and certain of its foreign subsidiaries, in each case with certain customary or agreed-upon exceptions.  The guarantors have pledged certain of their assets as security for their obligations.

The term loan A facilities and the revolving credit facilities will mature in 2015; the term loan B facilities will mature in 2016.  The terms of each of the term loan A facilities require the applicable borrower to repay amounts outstanding under each such facility in amounts equal to 5% of the aggregate principal amount thereof during the first year following the closing date, 10% of the aggregate principal amount thereof during the second year following the closing date, 15% of the aggregate principal amount thereof during the third year following the closing date, 25% of the aggregate principal amount thereof during the fourth year following the closing date and 45% of the aggregate principal amount thereof during the fifth year following the closing date, in each case paid in equal quarterly installments during the course of each such year and in each case subject to certain customary adjustments.  The terms of the term loan B facilities require the applicable borrower to repay amounts outstanding under each such facility in equal quarterly installments in an amount equal to 1% of the aggregate principal amount per annum, with the balance due on the maturity date.

The outstanding borrowings under the New Credit Facility are prepayable without penalty (other than customary breakage costs). The terms of the New Credit Facility require the Company to repay certain amounts outstanding thereunder with (a) net cash proceeds of the incurrence of certain indebtedness, (b) net cash proceeds of certain asset sales or other dispositions (including as a result of casualty or condemnation) that exceed certain thresholds, to the extent such proceeds are not reinvested in the business in accordance with customary reinvestment provisions and (c) a percentage of excess cash flow, which percentage is based upon the Company’s leverage ratio during the relevant fiscal period.

The United States Dollar-denominated borrowings under the New Credit Facility bear interest at a rate equal to an applicable margin plus, as determined at the Company’s option, either (a) a base rate determined by reference to the higher of (i) the prime rate, (ii) the United States federal funds rate plus 1/2 of 1% and (iii) a one-month adjusted Eurocurrency rate plus 1% (provided, that, in no event will the base rate be deemed to be less than 2.75%) or (b) an adjusted Eurocurrency rate, calculated in a manner set forth in the New Credit Facility (provided, that, in no event will the adjusted Eurocurrency rate be deemed to be less than 1.75%).

Canadian Dollar-denominated borrowings under the New Credit Facility bear interest at a rate equal to an applicable margin plus, as determined at the Company’s option, either (a) a Canadian prime rate determined by reference to the greater of (i) the average of the rates of interest per annum equal to the per annum rate of interest quoted, published and commonly known in Canada as the “prime rate” or which Royal Bank of Canada establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers and (ii) the sum of (x) the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of one month that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the administrative agent (and if such screen is not available, any successor or similar service as may be selected by the administrative agent), and (y) 1%, or (b) an adjusted Eurocurrency rate, calculated in a manner set forth in the New Credit Facility (provided, that, in no event will the adjusted Eurocurrency rate be deemed to be less than 1.75%).

The borrowings under the New Credit Facility in currencies other than United States Dollars or Canadian Dollars bear interest at a rate equal to an applicable margin plus an adjusted Eurocurrency rate, calculated in a manner set forth in the New Credit Facility (provided that in no event will the adjusted Eurocurrency rate be deemed to be less than 1.75%).

The initial applicable margins will be (a) in the case of the United States Dollar-denominated term loan A facility and the United States Dollar-denominated term loan B facility, 3.00% for adjusted Eurocurrency rate loans and 2.00% for base rate loans, as applicable, (b) in the case of the Euro-denominated term loan A facility and the Euro-denominated term loan B facility, 3.25% and (c) in the case of the revolving credit facilities, (x) for borrowings denominated in United States Dollars, 3.00% for adjusted Eurocurrency rate loans and 2.00% for base rate loans, as applicable, (y) for borrowings denominated in Canadian Dollars, 3.00% for adjusted Eurocurrency rate loans and 2.00% for Canadian prime rate loans, as applicable, and (z) for borrowings denominated in other currencies, 3.25%.  After the date of delivery of the compliance certificate and financial statements with respect to the Company’s second full fiscal quarter following May 6, 2010 (i.e., the Company’s fiscal quarter ending January 30, 2011), the applicable margin for borrowings under the term loan A facilities and the revolving credit facilities will be adjusted depending on the Company’s leverage ratio.

The New Credit Facility requires the Company to comply with customary affirmative, negative and financial covenants.  The New Credit Facility requires that the Company maintain a minimum interest coverage ratio and a maximum total debt to adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) ratio, or leverage ratio.  The interest coverage ratio covenant requires that the ratio of its adjusted EBITDA for the preceding four fiscal quarters to its consolidated total cash interest expense for such period be not less than a specified ratio for each fiscal quarter beginning with the third fiscal quarter of fiscal year 2010.  This ratio is 3.00 to 1 for the third fiscal quarter of fiscal year 2010 and will increase over time until it reaches 4.50 to 1 for the first fiscal quarter of fiscal year 2015 and thereafter.  The leverage ratio covenant will require that the ratio of the Company’s total debt to its adjusted EBITDA for the preceding four fiscal quarters be not more than a specified ratio for each fiscal quarter beginning with the third fiscal quarter of fiscal year 2010.  This ratio is 4.90 to 1 for the third fiscal quarter of fiscal year 2010 and will decrease over time until it reaches 3.00 to 1 for the first fiscal quarter of fiscal year 2014 and thereafter.  The method of calculating all of the components used in the covenants are set forth in the New Credit Facility.

The New Credit Facility contains customary events of default, including but not limited to nonpayment; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended; certain events related to certain of the guarantees by the Company and certain of its subsidiaries, and certain pledges of its assets and those of certain of its subsidiaries, as security for the obligations under the New Credit Facility; and a change in control (as defined in the New Credit Facility).

7.375% Senior Notes Due 2020

On May 6, 2010, the Company issued $600 million principal amount of 7.375% senior notes due May 15, 2020 (the “2020 Notes”) under an Indenture, dated as of May 6, 2010, between the Company and U.S. Bank National Association, as trustee (the “2020 Indenture”).  Interest on the 2020 Notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2010.  The notes are the Company’s unsecured unsubordinated obligations and rank equally in right of payment with all of its other existing and future unsecured unsubordinated indebtedness and senior in right of payment to all of the Company’s existing and future subordinated indebtedness.

The Company may redeem some or all of the 2020 Notes on or after May 15, 2015 at specified redemption prices.  The Company may redeem some or all of the 2020 Notes at any time prior to May 15, 2015 by paying a “make-whole” premium.  In addition, the Company may also redeem up to 35% of the 2020 Notes prior to May 15, 2013 with the net proceeds of certain equity offerings.

The 2020 Indenture contains covenants that limit, among other things, the Company’s ability to  incur or guarantee additional indebtedness; pay dividends or make distributions on, or redeem or repurchase, its capital stock; redeem or repurchase its subordinated indebtedness; make certain investments; enter into arrangements that restrict dividends from its subsidiaries; sell or otherwise dispose of assets, including capital stock of its subsidiaries; enter into transactions with affiliates; create certain liens; enter into sale and leaseback transactions; and consolidate or merge or sell all or substantially all of its assets and the assets of its subsidiaries.  In addition, the Company is obligated to offer to repurchase the senior notes at a price of (a) 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events and (b) 100% of their principal amount plus accrued and unpaid interest, if any, in the event of certain asset sales.  These restrictions and prohibitions are subject to certain qualifications and exceptions.

Completion of the Company’s offering of the 2020 Notes occurred concurrently with, and was conditioned upon, completion of the Acquisition.

7.75% Debentures Due 2023

On May 6, 2010, the Company and The Bank of New York Mellon entered into that certain Third Supplemental Indenture dated as of May 6, 2010 (the “Third Supplemental Indenture”), amending the Indenture, dated as of November 1, 1993, between the Company and The Bank of New York Mellon, as trustee, relating to the Company’s $100 million aggregate principal amount of 7.75% Debentures due 2023.  Pursuant to the Third Supplemental Indenture, The Bank of New York Mellon, as trustee, acknowledged, and the Company agreed, that the obligations under the 7.75% Debentures due 2023 are equally and ratably secured by liens (a) on all collateral securing the New Credit Facility (other than the assets of and equity interests in the Company’s Calvin Klein, Inc. and CK Service Corp. subsidiaries and their respective domestic subsidiaries) and (b) on the assets of and equity interests in Calvin Klein, Inc., CK Service Corp., and their respective domestic subsidiaries, that secure the Company’s obligations to Mr. Calvin Klein pursuant to the Stock Purchase Agreement, dated as of December 17, 2002, between Mr. Calvin Klein, the Company and other parties thereto, and the related security agreement, in each case as amended.

Seller Stockholders Agreement

On May 6, 2010, concurrently with the completion of the Acquisition, the Company and the TH Shareholders (including various funds affiliated with Apax) entered into a Stockholders Agreement (the “Seller Stockholders Agreement”).  Under the terms of the Seller Stockholders Agreement, Apax has the right (the “Apax Board Nomination Right”) to nominate one director (the “Apax Nominee”) to the Board of Directors of the Company (the “Board”) who, if elected, is to be appointed to the Nominating & Governance Committee of the Board (if qualified).  The Company has agreed to use commercially reasonable efforts to cause the Apax Nominee to be elected to the Board.  As described in the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2010, Apax designated Christian Stahl, a partner of Apax, as the initial Apax Nominee and, on April 29, 2010, the Board elected Mr. Stahl as a member of the Board and appointed him as a member of the Nominating & Governance Committee, each of which were effective immediately following the consummation of the Acquisition.

The Apax Board Nomination Right will terminate in certain circumstances, including in the event that Apax ceases to beneficially own (net of any short interests) less than a number of shares of Company Common Stock equal to the greater of (a) 50% of the shares of Company Common Stock that Apax acquired in the Acquisition and (b) 4% of the then outstanding shares of Company Common Stock.

Pursuant to the Seller Stockholders Agreement, Apax is subject to customary standstill restrictions limiting or prohibiting, among other things, the acquisition of additional securities of the Company, making or proposing a merger or change of control transaction, soliciting proxies or supporting any other person or group seeking to engage in the foregoing.  Under the Seller Stockholders Agreement, the standstill period runs until the earlier of (a) the termination of the Seller Stockholders Agreement pursuant to its terms, (b) a change of control of the Company or (c) three months after (i) Apax irrevocably waives the Apax Board Nomination Right, (ii) the Apax Board Nomination Right terminates (as described in the immediately preceding paragraph) or (iii) the resignation, removal or death of the Apax Nominee if no replacement has filled such vacancy after Apax has proposed two different replacement designees, both of whom have been rejected by the Company.

In addition, for a period of nine months, subject to limited exceptions, the TH Shareholders who or which are party to the Seller Stockholders Agreement are prohibited from offering, selling, pledging or otherwise transferring, or hedging against, the shares of Company Common Stock that they received in the Acquisition.  After the nine-month anniversary of the completion of the Acquisition, the TH Shareholders will be permitted to sell 50% of their shares of Company Common Stock received in the Acquisition, with the remaining portion available for sale following the 15-month anniversary of the completion of the Acquisition.

The Seller Stockholders Agreement also provides Apax and certain other TH Shareholders who now own more than 4% of the total number of outstanding shares of Company Common Stock with certain preemptive rights with respect to future issuances for cash of Company Common Stock or securities convertible into, exercisable or exchangeable for, shares of Company Common Stock. The TH Shareholders also have under the Seller Stockholders Agreement customary registration rights (including demand registrations and piggyback rights) with respect to the shares of Company Common Stock received in the Acquisition.

LNK Stockholder Agreement

On May 6, 2010, pursuant to, and in accordance with, the terms of the Securities Purchase Agreement (the “LNK Subscription Agreement”), dated as of March 15, 2010, by and among the Company, LNK Partners, L.P. (“LNK Partners”) and LNK Partners (Parallel), L.P. (together with LNK Partners, “LNK”), the Company completed the sale to LNK (the “LNK Share Sale”), in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), of 4,000 shares of the Company’s Series A Convertible Preferred Stock, par value $100.00 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $100 million.  The terms of the LNK Subscription Agreement were previously described in the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2010 and the description of such agreement is incorporated herein by reference.

Concurrently with the completion of the LNK Share Sale, the Company and LNK entered into a Stockholder Agreement (the “LNK Stockholder Agreement”).  Under the terms of the LNK Stockholder Agreement, LNK is provided with the right to nominate one director (the “LNK Nominee”) to the Board (the “LNK Board Nomination Right”).  The Company has agreed to use commercially reasonable efforts to cause the LNK Nominee to be elected to the Board.  As described in the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2010, LNK designated David A. Landau, the controlling partner of LNK, as the LNK Nominee and ,on April 29, 2010, the Board elected Mr. Landau as a member of the Board, which was effective immediately following the consummation of the Acquisition.

The LNK Board Nomination Right will terminate in certain circumstances, including in the event that LNK and its affiliates cease to beneficially own (net of any short interests) less than 80% of the shares of Series A Preferred Stock (or shares of Company Common Stock into which the Series A Preferred Stock are convertible) that LNK acquired in the LNK Share Sale.  Until the LNK Board Nomination Right is terminated in accordance with the terms of the LNK Stockholder Agreement, LNK will agree to vote all shares of Series A Preferred Stock or shares of Company Common Stock received upon the conversion of such Series A Preferred Stock held by it or its affiliates in accordance with the recommendations of the Board.

From the completion of the LNK Share Sale until six months following the termination of the LNK Board Nomination Right, LNK and its affiliates are subject to customary standstill restrictions limiting or prohibiting, among other things, the acquisition of additional securities of the Company, making or proposing a merger or change of control transaction, soliciting proxies or supporting any other person or group seeking to engage in the foregoing.

In addition, for a period of nine months following the completion of the LNK Share Sale, subject to limited exceptions, LNK is prohibited from offering, selling, pledging or otherwise transferring, or hedging against, the shares of Series A Preferred Stock that LNK received in the LNK Share Sale (or shares of Company Common Stock received upon the conversion of such Series A Preferred Stock). After the nine-month anniversary of the completion of the LNK Share Sale, LNK will be permitted to sell 50% of its shares of Series A Preferred Stock (or shares of Company Common Stock received upon the conversion of such Series A Preferred Stock), with the remaining portion available for sale following the 15-month anniversary.

The LNK Stockholder Agreement also provides LNK with certain customary registration rights (including demand registrations and piggyback rights) with respect to shares of Company Common Stock into which the Series A Preferred Stock purchased by LNK in the LNK Share Sale may be converted.

MSD Stockholder Agreement

On May 6, 2010, pursuant to, and in accordance with, the terms of the Securities Purchase Agreement (the “MSD Subscription Agreement”) by and between the Company and MSD Brand Investments, LLC (“MSD”), the Company completed the sale to MSD (the “MSD Share Sale”), in a private placement under the Securities Act, of 4,000 shares of the Series A Preferred Stock for an aggregate purchase price of $100 million.  The terms of the MSD Subscription Agreement were previously described in the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2010 and the description of such agreement is incorporated herein by reference.

Concurrently with the completion of the MSD Share Sale, the Company and MSD entered into a Stockholder Agreement (the “MSD Stockholder Agreement”), which is substantially similar to the LNK Stockholder Agreement, except as follows:

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Under the terms of the MSD Stockholder Agreement, for nine months following the completion of the MSD Share Sale, MSD and its controlled affiliates are subject to customary standstill restrictions limiting or prohibiting, among other things, the acquisition of additional securities of the Company, making or proposing a merger or change of control transaction, soliciting proxies or supporting any other person or group seeking to engage in the foregoing, except that MSD is not restricted from acquiring up to 9.9% of the total outstanding shares of Company Common Stock.

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For a period of nine months following the completion of the MSD Share Sale, subject to limited exceptions, MSD is prohibited from offering, selling, pledging or otherwise transferring, or hedging against, the shares of Series A Preferred Stock that it received in the MSD Share Sale (or shares of Company Common Stock received upon the conversion of such Series A Preferred Stock). After the nine-month anniversary of the completion of the MSD Share Sale, MSD will be permitted to sell 50% of its shares of Series A Preferred Stock (or shares of Company Common Stock received upon the conversion of such Series A Preferred Stock), with the remaining portion available for sale following the 12-month anniversary.

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MSD is not provided with the right to nominate a director to the Board.

Series A Preferred Stock

The terms, rights, obligations and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations (the “Series A CoD”) that was filed with the Secretary of State of the State of Delaware on May 5, 2010.  The holders of the Series A Preferred Stock are not entitled to receive any dividends on the Series A Preferred Stock, but do participate in dividends declared and paid on the Company Common Stock.

Each share of Series A Preferred Stock is immediately convertible, at the option of the holder, into the number of shares of Company Common Stock equal to the quotient of (a) the liquidation preference of $25,000 and (b) the Conversion Price (equal to $47.74, the closing price of a share of Company Common Stock as of the close of business on March 12, 2010, the business day immediately preceding the execution of the LNK Subscription Agreement and the MSD Subscription Agreement).  The Conversion Price is subject to adjustment in the event of certain actions taken by the Company, including stock splits, stock dividends, mergers, consolidations or other capital reorganizations.

The Series A Preferred Stock is not redeemable, in whole or in part, at the option of the Company or the holder thereof.  The holders of the Series A Preferred Stock are entitled to vote with the holders of the Company Common Stock on an as-converted basis.  In addition, the affirmative vote of at least 75% of the shares of Series A Preferred Stock then outstanding is required for the Company to: (a) amend, alter, repeal, impair or change, in any respect, the rights, preferences, powers, privileges, restrictions, qualifications or limitations of the Series A Preferred Stock, (b) authorize or agree to authorize any increase in the number of shares of Series A Preferred Stock or issue any additional shares of Series A Preferred Stock or (c) amend, alter or repeal any provision of the Company’s Certificate of Incorporation or Bylaws which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof.

Item 1.02 Termination of a Material Definitive Agreement.

2011 Notes and 2013 Notes

On May 6, 2010, the Company called for redemption all of its outstanding 7.25% Senior Notes due 2011 (the “2011 Notes”), representing an aggregate principal amount of approximately $49 million as of the date hereof, and all of its outstanding 8.125% Senior Notes due 2013 (the “2013 Notes” and, together with the 2011 Notes, the “Notes”), representing an aggregate principal amount of approximately $16 million as of such date.  The redemption price of the 2011 Notes is 100.000% of the outstanding aggregate principal amount, plus accrued and unpaid interest thereon to, but not including, June 7, 2010 (the “Redemption Date”), and the redemption price of the 2013 Notes is 101.354% of the outstanding aggregate principal amount, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.  The 2011 Notes and the 2013 Notes will be redeemed on the Redemption Date.

The 2011 Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture, dated as of February 18, 2004, between the Company and U.S. National Bank Association (as successor in interest to SunTrust Bank), as trustee, as amended.  The 2013 Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture, dated as of May 5, 2003, between the Company and U.S. National Bank Association (as successor in interest to SunTrust Bank), as trustee, as amended.

On May 6, 2010, the Company also made an irrevocable cash deposit, including accrued and unpaid interest to, but not including, the Redemption Date (a) for the 2011 Notes of approximately $49 million and (b) for the 2013 Notes of approximately $16 million, in each case, to U.S. Bank National Association, as trustee under the indentures governing each series of Notes.  As a result, such indentures have been satisfied and discharged and the Notes ceased to be of further effect, in each case, as of May 6, 2010.

Prior Senior Secured Revolving Credit Facility

On May 6, 2010, the Company terminated its $325 million secured revolving credit facility with JP Morgan Chase Bank, N.A. as the Administrative Agent and Collateral Agent, which was scheduled to expire in July 2012.

Item 2.01

Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, on May 6, 2010, the Company completed the Acquisition.  The Acquisition was accomplished pursuant to the Purchase Agreement for a consideration consisting of €1.924 billion in cash and 8,223,841 shares of Company Common Stock, as well as the assumption by the Company of €100 million in liabilities of Tommy Hilfiger.

The Company funded the Acquisition through cash on hand and the following activities:  (a) the net proceeds of the issuance and sale to the public on April 28, 2010 of 5,750,000 shares of Company Common Stock, including 750,000 shares sold pursuant to the exercise of the underwriters’ over-allotment option, for an offering price to the public of $66.50 per share; (b) the issuance of 8,223,841 shares of Company Common Stock to the TH Shareholders, as part of the purchase price for Tommy Hilfiger; (c) the issuances in private placements of an aggregate of 8,000 shares of Series A Preferred Stock to LNK and MSD, which are currently convertible into 4,189,360 shares of Company Common Stock, for an aggregate purchase price of $200 million; (d) the issuance of $600 million of 7.375% Senior Notes due 2020; and (e) the term loans borrowed under the New Credit Facility.

The information in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in detail in Item 1.01, on May 6, 2010, the Company entered into the New Credit Facility, which provides for aggregate borrowings of $2.35 billion (based on the Euro to Dollar exchange rate in effect on May 6, 2010).

As described in detail in Item 1.01, on May 6, 2010, the Company also issued and sold $600 million of 2020 Notes, pursuant to the 2020 Indenture.  The notes were registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-166190) filed with the SEC and effective April 20, 2010.  The Registration Statement includes a Prospectus dated as of April 20, 2010, which is supplemented by a Prospectus Supplement filed with the SEC pursuant to Securities Act Rule 424(b)(5) on April 26, 2010.

The information in Item 1.01 under the headings “New Senior Secured Credit Facilities” and “7.375% Senior Notes Due 2020” are incorporated by reference into this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities.

As described in detail in Item 1.01, on May 6, 2010 (a) pursuant to the LNK Subscription Agreement, the Company completed the sale of the 4,000 shares of Series A Preferred Stock to LNK for an aggregate purchase price of $100 million and (b) pursuant to the MSD Subscription Agreement, the Company completed the sale of 4,000 shares of Series A Preferred Stock for an aggregate purchase price of $100 million.  The issuance and sale of the Series A Preferred Stock under the LNK Subscription Agreement and the MSD Subscription Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.  The Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Series A Preferred Stock and did not offer Series A Preferred Stock to the public in connection with this issuance and sale.

The information set forth in Item 1.01 under the headings “LNK Stockholder Agreement,” “MSD Stockholder Agreement” and “Series A Preferred Stock” are incorporated by reference into this Item 3.02.

Item 3.03

Material Modification to Rights of Security Holders.

Pursuant to the LNK Subscription Agreement and the MSD Subscription Agreement, the Company issued 8,000 shares of Series A Preferred Stock in the aggregate, the terms of which are set forth in the Series A CoD, which was filed with the Secretary of State of the State of Delaware on May 5, 2010.  The information set forth in Item 1.01 under the heading “Series A Preferred Stock” is incorporated by reference into this Item 3.03.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2010, the Company filed the Series A CoD with the Secretary of State of the State of Delaware for the purpose of amending its Certificate of Incorporation to establish the terms, rights, obligations and preferences of the Series A Preferred Stock.  The Series A CoD became effective upon the filing with the Secretary of State of the State of Delaware.  The Series A CoD is filed as Exhibit 3.1 to this Report and the foregoing summary of the Series A CoD is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01

Other Events.

The Company’s previously announced tender offers for (i) all of the $150 million outstanding principal amount of its 2011 Notes and (ii) all of the $150 million outstanding principal amount of its 2013 Notes expired at 12:00 midnight, New York City time, on May 4, 2010.  As of the expiration of the tender offers, approximately $101 million in aggregate principal amount (or approximately 67%) of the 2011 Notes and approximately $134 million in aggregate principal amount (or approximately 90%) of the 2013 Notes were validly tendered.  On May 6, 2010, the Company accepted for purchase all of the Notes tendered and made payment to tendering holders.

As described in Item 1.02, on May 6, 2010, the Company also called for redemption all of the remaining outstanding 2011 Notes, representing an aggregate principal amount of approximately $49 million as of the date hereof, and all of its outstanding 2013 Notes, representing an aggregate principal amount of approximately $16 million as of the date hereof.  The information set forth in Item 1.02 is incorporated by reference into this Item 8.01.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

3.1

Certificate of Designations of Series A Convertible Preferred Stock of Phillips-Van

Heusen Corporation, as filed with the Secretary of State of the State of Delaware on May

5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

Date: May 12, 2010	By: /s/ Mark D. Fischer
Name: Mark D. Fischer
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.

Description

3.1

Certificate of Designations of Series A Convertible Preferred Stock of Phillips-Van

Heusen Corporation, as filed with the Secretary of State of the State of Delaware on May

5, 2010.